UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2019

____________________

REDWOOD TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-13759 (Commission File Number)	68-0329422 (IRS Employer Identification Number)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices, including Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02.	Results of Operations and Financial Condition.

Redwood Trust, Inc. (the “Company”) is disclosing certain preliminary results of operations for the quarter ended December 31, 2018.

Preliminary Fourth Quarter Results:

•	Net income per diluted common share is estimated to be in the range of ($0.04) to ($0.01) for the quarter ended December 31, 2018.

•	Non-GAAP core earnings per diluted common share* is estimated to be in the range of $0.37 to $0.40 for the quarter ended December 31, 2018.

•	Book value per common share** is estimated to be in the range of $15.87 to $15.90 at December 31, 2018.

Additionally, the company provided estimates of operating results for the quarter and year ended December 31, 2018, as set forth below:

•	The Company deployed $235 million of capital into new investments in the fourth quarter of 2018, bringing year-to-date deployment to $810 million through the end of December 31, 2018.

•	The Company purchased $1.6 billion of residential jumbo loans during the fourth quarter of 2018, bringing year-to-date purchases to $7.1 billion.

•	Residential loan distribution activity during the fourth quarter of 2018 totaled $1.3 billion, including $0.8 billion of whole loan sales to third parties and $0.5 billion of loans that were securitized.

•	At December 31, 2018, the Company estimates its capital available for investment was approximately $85 million.

•	At December 31, 2018, we estimate that our ratio of recourse debt at Redwood to stockholders' equity is 3.5:1. (1)

The above information is preliminary and subject to completion, including the completion of customary financial statement closing and review procedures for the quarter ended December 31, 2018. As a result, the preliminary results set forth above reflects the Company’s preliminary estimate with respect to such information, based on information currently available to management, and may vary from the Company’s actual financial results as of and for the quarter ended December 31, 2018. Further, these preliminary estimates are not a comprehensive statement or estimate of Redwood’s financial results or financial condition as of and for the quarter ended December 31, 2018. These preliminary estimates should not be viewed as a substitute for full interim financial statements prepared in accordance with GAAP and they are not necessarily indicative of the results to be achieved in any future period. Accordingly, you should not place undue reliance on these preliminary estimates.

These preliminary estimates, which are the responsibility of Redwood's management, were prepared by Redwood's management and are based upon a number of assumptions. Additional items that may require adjustments to these preliminary estimates may be identified and could result in material changes to these preliminary estimates. Preliminary estimates of results are inherently uncertain and Redwood undertakes no obligation to update this information. Grant Thornton LLP, Redwood's independent registered public accounting firm, has not audited, reviewed, compiled or performed any procedures with respect to this preliminary financial information. Accordingly, Grant Thornton LLP does not express an opinion or provide any form of assurance with respect thereto.

* A reconciliation of estimated net income per diluted common share to estimated non-GAAP core earnings per diluted common share for the quarter ended December 31, 2018, along with an explanation of this non-GAAP financial measure, is provided below under the heading “Non-GAAP Core Earnings per Diluted Common Share”.

** Estimated book value per common share at December 31, 2018 is based on 84,884,344 common shares issued and outstanding as of such date.

(1) Excludes ABS issued at consolidated entities.

Non-GAAP Financial Measures

In the “Preliminary Fourth Quarter Results” section above, the Company presents a preliminary estimate of its non-GAAP core earnings per diluted common share for the quarter ended December 31, 2018. The Company cautions that non-GAAP core earnings per diluted common share not be utilized in isolation, nor should it be considered as an alternative to net income per diluted common share computed in accordance with GAAP, or other measurements of results of operations computed in accordance with GAAP.

The table below presents a reconciliation between GAAP net income per diluted common share and non-GAAP core earnings per diluted common share for the quarter ended December 31, 2018. Further information about this non-GAAP financial measure, and how management uses it, is set forth below these tables.

Three Months Ended
12/31/2018

Estimated GAAP net income per diluted common share	($0.04) to ($0.01)

Estimated Non-GAAP Core earnings adjustments(1)
Eliminate mark-to-market changes on long-term investments and associated derivatives(2)	$0.40
Include cumulative gain (loss) on long-term investments sold, net(3)	$0.04
Income tax adjustment associated with core earnings adjustments(4)	($0.03)
Estimated Non-GAAP core earnings per diluted common share (5)(6)	$0.37 to $0.40

(1) Adjustments are estimated using approximate per share values in our per share calculations for GAAP EPS and non-GAAP core EPS. Per share amounts for GAAP net income (loss) reflect basic earnings per share without the impact of convertible notes, in accordance with GAAP. For non-GAAP core earnings per share, certain convertible notes were determined to be dilutive in the period presented and were included in the calculations of diluted non-GAAP EPS under the “if-converted” method. Under this method, the periodic interest expense (net of applicable taxes) for dilutive notes is added back to the numerator and the number of shares that the notes are entitled to (if converted, regardless of whether they are in or out of the money) are included in the denominator.

(2) Adjustments eliminate the mark-to-market changes on the fair value of loans held-for-investment, trading securities, other investments, and associated derivatives that are primarily related to changes in benchmark interest rates and credit spreads.

(3) Adjustment includes in core earnings per diluted common share the cumulative net gains or losses on long-term investments accounted for as trading securities under GAAP that were sold during the period presented, net of any realized gains or losses from derivatives associated with the investments sold.  Cumulative gains and losses are calculated by multiplying the difference between the sales price and original purchase price by the face value of the securities sold.

(4) Redwood applies estimated effective tax rates to core earnings adjustments occurring within Redwood's taxable REIT subsidiaries to estimate the hypothetical income tax expense or benefit associated with those adjustments.

(5) Consistent with the calculation of net income per diluted common share for GAAP purposes, non-GAAP core earnings per diluted common share is calculated following the "two-class" method.

(6) Numbers may not foot due to rounding.

Core earnings per diluted common share is a non-GAAP measure of Redwood’s earnings and results of operations. Specifically, management has defined core earnings per diluted common share as: GAAP net income per diluted common share adjusted to (i) eliminate the impact of quarterly mark-to-market changes on the fair value of Redwood’s long-term investments (and associated derivatives) related to changes in benchmark interest rates and credit spreads, (ii) include the cumulative net gains or losses on long-term investments accounted for as trading securities under GAAP that were sold during the period presented, net of any gains or losses from derivatives associated with the investments sold, and (iii) include the hypothetical income taxes associated with these core earnings adjustments. To calculate core earnings per diluted common share, the Company follows the same methodology for calculating basic and diluted earnings per common share under GAAP, but adjust GAAP net income by the core earnings adjustments described above prior to applying that methodology.

Management utilizes this non-GAAP core earnings per diluted common share measure internally as one way of analyzing Redwood’s performance over multiple periods, as it believes it provides useful comparative results absent the impact of certain quarterly mark-to-market changes on investments held through the end of the period presented and inclusive of all realized gains and losses from securities sales.

Specifically, the quarterly mark-to-market changes in the value of the Company’s long-term investments in loans, trading securities, and other investments, as well as the associated derivatives, resulting from changes in benchmark interest rates and credit spreads may not be reflective of the total return management would expect to earn from them over the longer-term.

Additionally, the adjustment to include cumulative net gains or losses from the sale of trading securities is to ensure that non-GAAP core earnings per diluted common share presents consistently the impact of the sales of investments regardless of whether they are accounted for as (i) trading securities or (ii) available for-sale securities, in each case under GAAP, as outlined below.

•	Under GAAP, available-for-sale securities are reported at their fair value with periodic changes in fair value recognized through the balance sheet in shareholders’ equity. When an available-for-sale security is sold, the cumulative gain or loss since purchase is recognized through the income statement, in realized gains, net, in the period the sale occurred. As a result, any such cumulative gains or losses are reflected in core earnings per diluted common share in the period the sale occurred.

•	Under GAAP, trading securities are reported at their fair value with periodic changes in fair value recognized through the income statement in Investment fair value changes, net. Certain of these periodic changes in fair value (as described above) are excluded from core earnings per diluted common share. Core earnings per diluted common share includes an adjustment to include the cumulative net gains or losses (from purchase through the sale of the investment) for sold trading securities in the period they are sold. The result is to consistently present within core earnings per diluted common share the cumulative gains or losses from the sale of long-term investments, regardless of how they are accounted for under GAAP.

Non-GAAP core earnings per diluted common share also includes adjustments to show the hypothetical tax provision or benefit that would be associated with the core earnings adjustments. As a Real Estate Investment Trust (REIT), the Company is subject to income taxes on earnings generated at its taxable REIT subsidiaries (TRS) and generally not subject to income taxes on earnings generated at the REIT (to the extent the Company distributes its REIT taxable income as dividends). In order to present the hypothetical income taxes associated with core earnings adjustments, estimated effective tax rates are applied to the core earnings adjustments occurring within the Company’s TRS.

The information contained in Item 2.02 is furnished to and not filed with the Securities and Exchange Commission, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as shall be expressly set forth by specific reference in such filing.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical in nature and can be identified by words such as "anticipate," "estimate," "will," "should," "expect," "believe," "intend," "seek," "plan," and similar expressions or their negative forms, or by references to strategy, plans, or intentions, and include statements in this Current Report on Form 8-K regarding the Company’s preliminary financial results for the quarter ended December 31, 2018. These forward-looking statements are based on the Company’s current assumptions, expectations and beliefs and are subject to numerous risks, including, among other things, those set forth under the caption “Risk Factors” in the Company’s most recent filings with the Securities and Exchange Commission, uncertainties, assumptions and changes in circumstances that may cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied in any forward-looking statement. The Company cautions investors not to place undue reliance on the forward-looking statements contained in this Current Report on Form 8-K.

Further information on these and other factors that could affect Redwood’s financial results and the forward-looking statements in this Current Report on Form 8-K is included in the Company’s filings with the Securities and Exchange Commission, including, among others, the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, particularly under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 29, 2019	REDWOOD TRUST, INC.
	By:	/s/ Andrew P. Stone
Andrew P. Stone
Executive Vice President, General Counsel, and Secretary